Exhibit 23.1

                       INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Sound Source Interactive, Inc. on Form S-8 of our report dated September 10, 1999, appearing in the Annual Report on Form 10-KSB of Sound Source Interactive, Inc. for the year ended June 30, 1999.


/s/ Deloitte & Touche, LLP
Los Angeles, California
October 13, 2000